UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On August 14, 2018, NII Holdings, Inc. (the “Company”) completed the issuance of $115 million aggregate principal amount of its 4.25% Convertible Senior Notes due 2023 (the “Notes”), which amount includes the exercise in full of the $15 million over-allotment option granted to the initial purchasers of the Notes, in a private offering under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering, after deducting the initial purchasers’ discounts and estimated offering expenses payable by the Company, are expected to be approximately $109.8 million.

The Notes and the shares of the Company’s common stock issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The initial purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Notes are governed by an Indenture, dated August 14, 2018, between the Company and Wilmington Trust, National Association, as trustee (the “Indenture”).

The Notes will be convertible into shares of the Company’s common stock based on an initial conversion rate, subject to adjustment, of 160.9658 shares per $1,000 principal amount of the Notes (which represents an initial conversion price of approximately $6.21 per share) only under the following circumstances: (1) prior to the business day immediately preceding February 15, 2023, during any calendar quarter commencing after the calendar quarter ending on September 30, 2018 (and only during such calendar quarter) if the last reported sale price of the Company’s common stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) prior to the business day immediately preceding February 15, 2023, during the five business day period after any five consecutive trading day period in which the trading price per Note for each day of such period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (3) if the Company calls all of the outstanding notes for cleanup redemption under certain circumstances; (4) on or after February 15, 2023 until the close of business on the second scheduled trading day immediately preceding the maturity date; or (5) upon the occurrence of specified corporate events.

The Notes will bear interest at a rate of 4.25% per annum on the principal amount of the Notes, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2019.

Upon the occurrence of certain “fundamental changes,” as described in the Indenture, the holders of the Notes will, subject to certain exceptions, have the right, at their option, to require the Company to purchase for cash all of their Notes or any portion of the principal amount thereof that is equal to $1,000 or a multiple thereof. The cash price the Company is required to pay is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. If a holder elects to convert Notes in connection with a fundamental change or notice of cleanup redemption, the Company will in certain circumstances increase the conversion rate by a specified number of additional shares, depending on the price of the Company’s common stock at that time. Also, upon the occurrence of fundamental changes in certain situations, certain of the Company’s subsidiaries could be required to become guarantors of the Company’s obligations under the Notes and the Indenture unless the Company elects to deposit proceeds of certain transactions in an escrow account in an amount sufficient to satisfy the Company’s obligations under the Notes and the Indenture.

Also following the occurrence of certain fundamental changes and at any time after the last day of any “make-whole fundamental change period,” as described in the Indenture, and prior to the 55th scheduled trading day preceding August 15, 2023, the Company may redeem for cash all (but not less than all) of the Notes if less than $10 million aggregate principal amount of Notes remains outstanding at such time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes will rank equal in right of payment with all of the Company’s existing and future senior unsecured debt and prior to all of the Company’s subordinated debt, if any. The Notes will effectively rank junior in right of payment to any secured debt of the Company to the extent of the assets securing such debt. The Notes will be effectively subordinated to all indebtedness and all liabilities of the Company’s subsidiaries.

The Indenture contains customary events of default including: (1) the Company’s default in any payment of interest or additional amounts, if any, on the Notes when due and such default continues for a period of 30 days; (2) the Company’s default in the payment of principal of any Note when due upon maturity, upon cleanup redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (3) the Company’s failure to comply with its obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right; (4) the Company’s failure to give a fundamental change notice or notice of a specified corporate transaction, in each case when due; (5) the Company’s failure to comply with its obligations under the Indenture with respect to consolidation, merger or sale of assets of the Company; (6) the Company’s failure, for a period of 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding, to comply with any of the Company’s other agreements contained in the Notes or Indenture; (7) a default by the Company or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $5.0 million in the aggregate of the Company and/or any such subsidiary (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; (8) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its subsidiaries; (9) a final judgment for the payment of $5.0 million or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and (10) except as permitted under the Indenture, any future subsidiary guarantees of the Company’s obligations under the Notes and the Indenture as described therein is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any asset sale subsidiary guarantor, or any person acting on behalf of any asset sale subsidiary guarantor, denies or disaffirms its obligations under its guarantee.

If certain bankruptcy and insolvency-related events of default involving the Company or a significant subsidiary occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If any other event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 180 days after such event of default, consist exclusively of the right to receive additional interest on the Notes.

    The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The description of the Indenture and the Notes are qualified in their entirety by reference to the Indenture and form of 4.25% Convertible Senior Note due 2023 filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

On August 14, 2018, the Company issued $115 million aggregate principal amount of the Notes in a private placement pursuant to exemptions from the registration requirements of the Securities Act.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02.     Unregistered Sales of Equity Securities.

On August 8, 2018, the Company agreed to sell $100 million aggregate principal amount of the Notes in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Notes will be convertible into shares of the Company’s common stock based on an initial conversion rate, subject to adjustment, of 160.9658 shares per $1,000 principal amount of the Notes (which represents an initial conversion price of approximately $6.21 per share of the Company’s common stock). The Company also granted the initial purchasers an option to purchase up to $15 million aggregate principal amount of additional Notes, which the initial purchasers exercised in full. The Company sold the Notes to the initial purchasers at a price of 96% of the aggregate principal amount thereof. The Notes are initially convertible into 18,511,067 shares of the Company’s common stock (and, subject to certain make-whole adjustments described in the Indenture, up to a maximum of 23,138,828 shares of the Company’s common stock).

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

 (d)     Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 14, 2018, between the Company and Wilmington Trust, National Association, as trustee.
4.2	Form of 4.25% Convertible Senior Note due 2023 (included as Exhibit A in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: August 14, 2018	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President, General Counsel and Secretary